UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2016

RETAIL OPPORTUNITY

INVESTMENTS CORP

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33749	26-0500600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RETAIL OPPORTUNITY

INVESTMENTS PARTNERSHIP, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-189057-01	94-2969738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8905 Towne Centre Drive, Suite 108 San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 677-0900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On March 10, 2016, Retail Opportunity Investments Partnership, LP (the “Operating Partnership”), the operating partnership subsidiary of Retail Opportunity Investments Corp. (the “Company”), acquired Casitas Plaza Shopping Center, located in Carpinteria, California and Magnolia Center located in Santa Barbara, California (together, the “Properties”) for total consideration of approximately $63.2 million which was paid through a combination of the issuance of 2,434,833 units of limited partnership interest in the Operating Partnership (the “OP Units”) and the assumption of approximately $16.8 million of loans on the Properties (the “Transaction”). The OP Units are exchangeable for cash, or at the election of the Company, into shares of common stock of the Company on a one-for-one basis, subject to the terms of the Operating Partnership’s partnership agreement.  The OP Units were issued in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

In connection with the Transaction, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the seller of the Properties pursuant to which the Company agreed, subject to certain exceptions, to use commercially reasonable efforts to file a shelf registration statement covering the resale of shares of common stock that may be issued upon exchange of the OP Units received by such seller in the Transaction, and to use commercially reasonable efforts to cause such shelf registration statement to be declared effective as soon as practicable thereafter. In addition, the Company entered into a tax protection agreement (the “Tax Protection Agreement”) pursuant to which it agreed, subject to certain exceptions, to indemnify the seller of the Properties against certain tax liabilities incurred by them, if such liabilities result from a transaction involving a direct or indirect taxable disposition of either or both properties or if the Operating Partnership fails to maintain and allocate to such holder for taxation purposes minimum levels of Operating Partnership liabilities as specified in the Tax Protection Agreement. In connection with the Transaction, the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Partnership Agreement”), was amended to reflect the issuance of OP Units in the Transaction.

The foregoing descriptions of the Registration Rights Agreement, the Tax Protection Agreement and the amendment to the Partnership Agreement are qualified in their entirety by reference to the text of such agreements attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement, by and among Retail Opportunity Investments Corp. and the holder named therein, dated as of March 10, 2016
10.2	Tax Protection Agreement, by and among Retail Opportunity Investments Corp., Retail Opportunity Investments Partnership, LP and the protected partner identified therein, dated as of March 10, 2016
10.3	Fifth Amendment to the Second Amended and Restated Limited Partnership Agreement of Retail Opportunity Investments Partnership, LP, dated as of March 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2016	RETAIL OPPORTUNITY INVESTMENTS CORP.

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

Dated: March 16, 2016	RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

	By:	RETAIL OPPORTUNITY INVESTMENTS GP, LLC, its general partner

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer